GOVERNANCE AGREEMENT

                                dated as of

                             December 19, 2000

                                   among

                                LXH, L.L.C.,

                              LXH II, L.L.C.,

                             Hexcel Corporation

                                    and

                          The Other Parties Listed
                       on the Signature Pages Hereto




        GOVERNANCE AGREEMENT dated as of December 19, 2000, among LXH, L.L.C., a Delaware limited liability company ("LXH"), LXH II, L.L.C., a Delaware limited liability company ("LXH II"), HEXCEL CORPORATION, a Delaware corporation ("Hexcel"), and the other parties listed on the signature pages hereto (the "Limited Partnerships").

        WHEREAS, LXH, LXH II, Ciba Specialty Chemicals Holding Inc., Ciba Specialty Chemicals Inc. and Ciba Specialty Chemicals Corporation are parties to a Stock Purchase Agreement dated as of October 11, 2000 (the "Purchase Agreement"), and have consummated the transactions contemplated therein (the "Transactions"), whereby the Investors (as such term is defined below) now Beneficially Own approximately 39.3% of the Total Voting Power of Hexcel (as such terms are defined below); and

        WHEREAS the parties hereto wish to further establish the nature of their relationship and set forth their agreement concerning the governance of Hexcel following consummation of the Transactions as well as certain matters relating to the Investors' ownership of Voting Securities (as such term is defined below).

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

        SECTION 1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

        "ADDITIONAL SHARES" means, as of any date of determination, up to 255,381 shares of Hexcel Common Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock), in the aggregate, (i) the Beneficial Ownership of which may be acquired inadvertently from time to time by The Goldman Sachs Group, Inc. or its Affiliates acting in connection with their activities as a broker or dealer registered under Section 15 of the Exchange Act or as an asset manager (excluding Affiliates formed for the purpose of effecting principal transactions) or (ii) the Beneficial Ownership of which may be acquired by the Investors pursuant to grants of stock options or other stock-based awards to the Investors' Directors by Hexcel pursuant to any stock option or stock incentive plan approved by the Board of Directors of Hexcel, including without limitation the Hexcel Incentive Stock Plan; provided, that if and for so long as The Goldman Sachs Group, Inc. and its Affiliates collectively Beneficially Own less than 30% of the Total Voting Power of Hexcel, the maximum number of Additional Shares shall be 400,000 (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock).

        An "AFFILIATE" of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "CONTROL" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

        Any Person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that, except for the rights set forth in Section 3.02 hereof, any Person shall be deemed to Beneficially Own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

        "BOARD" means the board of directors of Hexcel.

        "BROAD DISTRIBUTION" with respect to Voting Securities, means a distribution of Voting Securities that, to the knowledge, after due inquiry, of the Person on whose behalf such distribution is being made, will not result in the acquisition by any other Person of Beneficial Ownership of any such Voting Securities to the extent that, after giving effect to such acquisition, such acquiring Person (other than any Investor and other than any underwriter acting in such capacity in an underwritten public offering of Hexcel Common Stock) would Beneficially Own in excess of 5% of the Total Voting Power of Hexcel.

        "BUYOUT TRANSACTION" means a tender offer, merger or any similar transaction that offers holders of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of the Voting Securities Beneficially Owned by such holders or otherwise contemplates the acquisition by any Person or Group of Voting Securities that would result in Beneficial Ownership by such Person or Group of a majority of the Voting Securities outstanding, or a sale of all or substantially all of Hexcel's assets.

        "CHAIRMAN" means the Chairman of the Board and Chief Executive Officer of Hexcel.

        "CLOSING DATE" means the date of the closing of the Transactions.

        "CUSTOMARY ACQUISITION/CONTROL PREMIUM" means the aggregate realizable value for all Voting Securities (including Voting Securities owned by the Investors), assuming a sale of Hexcel in its entirety in a transaction or series of related transactions to a third party or parties on an arm's length basis in a controlled auction process designed to maximize shareholder value by attracting all possible bidders, including the Investors and their Affiliates.

        "DEBT INSTRUMENTS" shall mean (i) Hexcel's Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended from time to time, or any replacement thereof and (ii) the Indenture, dated as of January 21, 1999, relating to Hexcel's 9-3/4% Senior Subordinated Notes Due 2009.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GOVERNMENTAL ENTITY" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

        "GROUP" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

        "GS CAPITAL" shall mean GS Capital Partners 2000 L.P., a Delaware limited partnership.

        "HEXCEL" has the meaning set forth in the recitals to this Agreement.

        "HEXCEL COMMON STOCK" means the common stock of Hexcel, par value $0.01 per share, and any equity securities issued or issuable in exchange for or with respect to the Common Stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

        "HEXCEL INCENTIVE STOCK PLAN" means the Hexcel Corporation Incentive Stock Plan, as amended and restated as of February 3, 2000 and any subsequent amendment thereto approved by the Board of Directors of Hexcel.

        "HEXCEL OPTION PERIOD" means the 6 month period following the first anniversary of the Closing Date.

        "INDEMNIFIED INDIVIDUALS" means each of the individuals who at any time were officers and directors of Hexcel and their respective heirs and personal and legal representatives.

        "INDEPENDENT DIRECTOR" means a director of Hexcel who is not an Investors' Director and who (i) is not and has never been an officer, employee or director of any of the Investors or their Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than Hexcel, and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Investors or their Affiliates or associates (in each case other than Hexcel) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than Hexcel).

        "INITIAL INVESTORS' SHARES" means the 14,525,000 shares of Hexcel Common Stock initially sold by Ciba Specialty Chemicals Inc. and Ciba Specialty Chemicals Corporation pursuant to the Purchase Agreement (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Initial Investors' shares).

        "INVESTOR BUYOUT TRANSACTION" means a Buyout Transaction by the Investors or their Affiliates or any other Person acting on behalf of the Investors or their Affiliates, or any Person who is part of a Group with the Investors, involving the acquisition of all (but not less than all) Voting Securities held by the Other Holders, provided that all Other Holders are entitled to receive Requisite Consideration upon consummation of such Buyout Transaction.

        "INVESTORS" means (i) LXH, (ii) LXH II, (iii) each of the Limited Partnerships, (iv) The Goldman Sachs Group, Inc., or any direct or indirect Subsidiary of The Goldman Sachs Group, Inc. formed for the purpose of effecting principal transactions, and (v) subject to the approval of a majority of the Independent Directors, one other Person designated within 90 days following the Closing Date by LXH or LXH II as a proposed transferee of up to 2,200,000 shares of Hexcel Common Stock; provided, that any of the foregoing Persons shall be an Investor only for so long as it Beneficially Owns Voting Securities subject to the provisions of this Agreement or is a transferee of Voting Securities pursuant to Section 4.01(a)(i); provided, further, that any such Person specified in clause
(iv) or (v) that acquires Voting Securities in accordance with this Agreement shall execute a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors and shall thereafter be deemed to be an "Investor" for all purposes of this Agreement.

        "INVESTORS' DIRECTORS" means Investors' Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

        "INVESTORS' NOMINEES" means such Persons as are so designated by GS Capital or LXH II, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section 2.03 hereof.

        "ORDINARY COURSE BROKER DEALER SHARES" means those shares of Hexcel Common Stock which are acquired by any Person solely in connection with the activities of a broker or dealer registered under Section 15 of the Exchange Act (i) as a result of underwriting activities in connection with a registration statement filed by Hexcel (including any shares acquired for the investment account of a broker or dealer in connection with such underwriting activities), (ii) as a result of the exercise of investment or voting discretion authority with respect to any of such Person's customer accounts, or (iii) in good faith in connection with a debt previously contracted; provided, in each case, that the Person engaging in such activities does not Beneficially Own such shares of Hexcel Common Stock.

        "OTHER HOLDERS" means the holders of the Other Shares.

        "OTHER SHARES" means Voting Securities not Beneficially Owned by the Investors.

        "PERSON" means any individual, Group, corporation, firm, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

        "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof between LXH, LXH II and Hexcel.

        "REQUISITE CONSIDERATION" means consideration that is (i) approved by (x) a majority of the Independent Directors acting solely in the interests of the Other Holders, after the receipt of an opinion of an independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the Other Holders by means of a Stockholder Vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by the Investor), fair to the Other Holders from a financial point of view. In connection with the retention of any investment banking firm referred to herein, the Independent Directors shall instruct such investment banking firm, unless the Independent Directors conclude, after consultation with their outside legal and financial advisors, that such instructions are not appropriate, to (a) value Hexcel's businesses taking into account a premium for control and (b) assume for purposes of such opinion that the Other Holders are entitled to their proportionate part of a Customary Acquisition/Control Premium.

        "SEC" means the Securities and Exchange Commission or any successor Governmental Entity.

        "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date of this Agreement.

        "STANDSTILL PERIOD" means the three-year period commencing on the Closing Date.

        "STOCKHOLDER VOTE" means as to any matter to be presented to holders of Voting Securities, a vote at a duly called and held annual or special meeting of the holders of Voting Securities entitled to vote on such matter.

        "SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

        "THIRD PARTY OFFER" means a bona fide offer to enter into a Buyout Transaction by a Person other than the Investors or any of their Affiliates, any other Person acting on behalf of the Investors or any of their Affiliates, or any Person who is part of a Group with the Investors or any of their Affiliates, that does not treat the Investors or their Affiliates differently than the Other Holders.

        "TOTAL VOTING POWER OF HEXCEL" means the total number of votes that may be cast in the election of directors of Hexcel if all Voting Securities outstanding or treated as outstanding pursuant to the final sentence of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Hexcel Beneficially Owned by any Person is the percentage of the Total Voting Power of Hexcel that is represented by the total number of votes that may be cast in the election of directors of Hexcel by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by any other Person.

        "TRANSACTIONS" has the meaning set forth in the recitals to this Agreement.

        "VOTING SECURITIES" means Hexcel Common Stock and any other securities of Hexcel or any Subsidiary of Hexcel entitled to vote generally in the election of directors of Hexcel or such Subsidiary of Hexcel.


                                 ARTICLE II

                            CORPORATE GOVERNANCE

        SECTION 2.01 BOARD OF DIRECTORS. The Board shall consist of ten members, one of whom shall be the Chairman.

        SECTION 2.02 INVESTORS BOARD REPRESENTATION. (a) Subject to Section 2.05(c), for so long as the Investors Beneficially Own 20% or more of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of three Investors' Directors, the Chairman and six additional Independent Directors; provided, however, that if the Investors, directly or indirectly, during the term of this Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of such number of shares of Hexcel Common Stock representing 33 1/3% or more of the Initial Investors' Shares to Persons that are not Investors, then the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Investors' Directors, the Chairman and seven additional Independent Directors.

        (b) Subject to Section 2.05(c), for so long as the Investors Beneficially Own less than 20% but at least 15% of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Investors' Directors, the Chairman and seven additional Independent Directors; provided, however, that if the Investors, directly or indirectly, during the term of this Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of such number of shares of Hexcel Common Stock representing
66 2/3% or more of the Initial Investors' Shares to Persons that are not Investors, then the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Investors' Director, the Chairman and eight additional Independent Directors.

        (c) Subject to Section 2.05(c), for so long as the Investors Beneficially Own less than 15% but at least 10% of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Investors' Director, the Chairman and eight additional Independent Directors.

        (d) In order to determine (x) the number of Investors' Nominees to be included in any slate of directors to be presented to stockholders for election to the Board and (y) the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors for purposes of Section 2.06, the Investors shall be deemed to Beneficially Own a percentage of the Total Voting Power of Hexcel that is no more than (1) 39.3% of the Total Voting Power of Hexcel less (2) the percentage of the Total Voting Power of Hexcel represented by any Voting Securities disposed of, directly or indirectly, by the Investors to Persons that are not Investors since the Closing Date.

        (e) The Additional Shares shall not be included in any calculation of the Investors' Beneficial Ownership of the Total Voting Power of Hexcel under this Agreement.

        SECTION 2.03 DESIGNATION OF SLATE. (a) Any Investors' Nominees that are included in a slate of directors pursuant to Section 2.02 shall be designated as provided in this Section 2.03, and any Independent Director nominees who are to be included in any slate of directors pursuant to
Section 2.02 shall be designated by majority vote by the then incumbent Independent Directors (including the Chairman if he or she is an Independent Director). Hexcel's nominating committee, if any (or if there is no such nominating committee, the Board or any other duly authorized committee thereof), shall nominate each person so designated. The initial Investors' Nominees shall be Sanjeev Mehra (appointed by GS Capital), and Peter Sacerdote (appointed by GS Capital) and James J. Gaffney (appointed by LXH II). The initial Chairman shall be John J. Lee. Upon consummation of the Transactions, the number of directors constituting the entire Board will be fixed at ten and simultaneously herewith a sufficient number of the then serving members of the Board will resign in order to permit the appointment of the initial Investors' Nominees to fill the vacancies thereby created. The remaining members of the Board shall be Robert S. Evans, Marshall S. Gellar, Lewis Rubin, Martin L. Solomon, Harold E. Kinne and H. Arthur Bellows, Jr.

        (b) The parties hereby agree that for so long as (i) the Investors are permitted to designate three Investors' Directors pursuant to this Agreement, two directors shall be designated by GS Capital and one director shall be designated by LXH II, (ii) the Investors are permitted to designate two Investors' Directors pursuant to this Agreement, one director shall be designated by GS Capital and one director shall be designated by LXH II and (iii) the Investors are permitted to designate one Investors' Director pursuant to this Agreement, that director shall be designated by GS Capital.

        (c) If, for any reason, all of the Investors' Directors designated by GS Capital pursuant to Section 2.02 and this Section 2.03 are not elected to the Board by stockholders, then Hexcel shall exercise all authority under applicable law to cause any person designated by GS Capital to be elected to the Board, and during any such absence of membership on the Board, Hexcel shall, after receiving notice from GS Capital as to the identity of a representative of GS Capital, (i) permit such representative to attend all Board meetings (other than meetings solely of the Independent Directors) and to the extent contemplated by Section 2.04 all committees thereof as an observer; (ii) provide such representative advance notice of each such meeting, including such meeting's time and place, at the same time and in the same manner as such notice is provided to the members of the Board (or such committee thereof); (iii) provide such representative with copies of all materials, including notices, minutes and consents, distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to such Board (or such committee thereof) and shall permit such representative to have the same access to information concerning the business and operations of Hexcel as such representative would have had as an Investors' Director; and (iv) on a basis consistent with the members of the Board, permit such representative to discuss the affairs, finances and accounts of Hexcel with, and to make proposals and furnish advice with respect thereto, the Board, without voting; provided, in each case, that such representative agrees in writing to maintain the confidentiality of all materials and information provided to him pursuant to this Section 2.03(c) and to return to Hexcel all such materials and information at such time as such representative ceases to act as a representative pursuant to this Section 2.03(c).

        SECTION 2.04 COMMITTEE MEMBERSHIP. So long as the Investors shall be entitled to designate two or more Investors' Directors for election to the Board, each committee of the Board, including the finance, audit, nominating, and compensation committees shall consist of at least one Investors' Director; provided, however, that if no Investors' Director is "independent" as defined by the listing standards of the New York Stock Exchange, then the audit committee of the Board shall consist solely of Independent Directors.

        SECTION 2.05 RESIGNATIONS AND REPLACEMENTS. (a) If at any time a member of the Board resigns (pursuant to this Section 2.05 or otherwise) or is removed in accordance with applicable law or Hexcel's by-laws, a new member shall be designated to replace such member until the next election of directors. If consistent with Section 2.02 the replacement director is to be an Investors' Director, the party that designated such Investors' Director shall designate the replacement Investors' Director. If the former member was the Chairman, the replacement Chairman shall be the replacement. Except as set forth in paragraph (c) below, if consistent with Section 2.02, the replacement director is to be an Independent Director (other than the Chairman), the remaining Independent Directors (including the Chairman if he or she is an Independent Director) shall designate the replacement Independent Director.

        (b) Subject to paragraph (c) below, if at any time the number of Investors' Nominees entitled to be nominated to the Board in accordance with this Agreement in an election of directors presented to stockholders would decrease, within 10 days thereafter GS Capital and the Investors shall cause a sufficient number of Investors' Directors to resign from the Board so that the number of Investors' Directors on the Board after such resignation(s) equals the number of Investors' Nominees that GS Capital and the Investors would have been entitled to designate had an election of directors taken place at such time. GS Capital and the Investors shall also cause a sufficient number of Investors' Directors to resign from any relevant committees of the Board so that such committees are comprised in the manner contemplated by Section 2.04 after giving effect to such resignations. Any vacancies created by the resignations required by this
Section 2.05(b) shall be filled by Independent Directors.

        (c) If at any time the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors decreases as a result of an issuance of Voting Securities by Hexcel (other than any of the issuances described in the last sentence of this Section 2.05(c)), the Investors may notify Hexcel that the Investors intend to acquire a sufficient amount of additional Voting Securities in accordance with this Agreement necessary to maintain their then current level of Board representation within 90 days. In such event, until the end of such period (and thereafter if the Investors in fact restore their percentage of the Total Voting Power of Hexcel during such period and provided that the Investors continue to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 2.02) the Board shall continue to have the number of Investors' Directors that corresponds to the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors prior to such issuance of Voting Securities by Hexcel. Notwithstanding any provision herein to the contrary, the provisions of this Section 2.05(c) shall not apply to any issuance of Voting Securities (x) in connection with the registered public offering of up to 6,900,000 shares of Hexcel Common Stock permitted by Section 2.06(iv) of this Agreement, (y) upon conversion of any convertible securities which are either outstanding on the date hereof or approved by the Board or a duly authorized committee of the Board after the date hereof in accordance with Section 2.06 hereof, or (z) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board.

        SECTION 2.06 APPROVALS. The Board shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Investors' Directors for so long as (subject to the provisions of Section 2.02(d)) the Investors Beneficially Own 15% or more of the Total Voting Power of Hexcel and, if the Investors' collective percentage Beneficial Ownership of the Total Voting Power of Hexcel is reduced below 15% by an issuance of Voting Securities by Hexcel, until (x) 10 business days after Hexcel notifies the Investors in writing of such issuance, and
(y) if the Investors shall have notified Hexcel within 10 business days after their receipt of a written notification of such issuance that the Investors, pursuant to the option granted to the Investors by Section 3.02 of this Agreement, intend to acquire a sufficient amount of Voting Securities within such 90-day period referred to therein, so that the Investors will collectively Beneficially Own at least 15% of the Total Voting Power of Hexcel by the end of such 90-day period, subject to Section 2.05(c), during the 90-day period following an issuance of Voting Securities by Hexcel that causes the Investors to collectively Beneficially Own less than 15% of the Total Voting Power of Hexcel:

               (i) any merger, consolidation, acquisition or other business combination involving Hexcel or any Subsidiary of Hexcel (other than a Buyout Transaction) if the value of the consideration to be paid or received by Hexcel and/or its stockholders in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by Hexcel and/or its stockholders in all other such transactions approved by the Board during the immediately preceding 12 months exceeds the greater of (x) $150 million or (y) 11% of Hexcel's total consolidated assets;

               (ii) any Buyout Transaction; provided, however, that the Investors' Directors approval rights pursuant to this clause (ii) shall apply only for the 18 month period following the Closing Date;

               (iii) any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of Hexcel or any of its Subsidiaries (other than a Buyout Transaction) if the value of the assets, business or operations so disposed during the immediately preceding 12 months exceeds the greater of (x) $150 million or (y) 11% of Hexcel's total consolidated assets;

               (iv) any issuance by Hexcel or any Significant Subsidiary of Hexcel of equity or equity-related securities (other than (1) pursuant to customary employee or director stock option or incentive compensation or similar plans approved by the Board or a duly authorized committee of the Board, (2) pursuant to transactions solely among Hexcel and its wholly owned Subsidiaries (including any Subsidiaries which would be wholly owned by Hexcel but for the issuance of directors' or shareholders' qualifying shares), (3) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of this Agreement or approved by the Board or a duly authorized committee of the Board after the date of this Agreement in accordance with this Section 2.06, or (4) in connection with any mergers, consolidations, acquisitions or other business combinations involving Hexcel or any Subsidiary of Hexcel which are approved by the Board or a duly authorized committee of the Board in accordance with this Section 2.06 (if applicable)) for which the consideration received by Hexcel for such transactions during the immediately preceding 12 months exceeds the greater of (x) $150 million or (y) 11% of Hexcel's total consolidated assets; provided, however, that during the 12 month period following the Closing Date, neither Hexcel nor any Subsidiary of Hexcel may issue shares of Hexcel Common Stock in a registered public offering under the Securities Act, in a private placement or otherwise without the approval of a majority of the Investors' Directors unless the aggregate number of shares issued during this 12 month period does not exceed 6,900,000 and the offering price of such shares is unanimously approved by a pricing committee of the Board, such committee consisting solely of one Investors' Director, the Chairman and one additional Independent Director (selected by the Independent Directors).

        SECTION 2.07 SOLICITATION AND VOTING OF SHARES. (a) Hexcel shall use commercially reasonable efforts to solicit from the stockholders of Hexcel eligible to vote for the election of directors proxies in favor of the Board nominees selected in accordance with Section 2.02.

        (b) In any election of directors or at any meeting of the stockholders of Hexcel called expressly for the removal of directors, for so long as the Board includes (and will include after any such removal) the Investors' Directors contemplated by Section 2.02, the Investors shall be present for purposes of establishing a quorum and shall vote all their Voting Securities entitled to vote (1) in favor of any nominee or director selected in accordance with Section 2.02 and (2) against the removal of any director designated in accordance with Section 2.02. Except as provided above and in Section 3.03, the Investors shall be free to vote in their sole discretion all their Voting Securities entitled to vote on any other matter submitted to or acted upon by stockholders; provided, however, that the Investors shall vote against any amendment to Hexcel's certificate of incorporation with respect to the directors' and officers' indemnification provisions contained therein which would adversely affect the rights thereunder of the Indemnified Individuals at any time prior to such vote, except for such modifications as are required by applicable law.

        SECTION 2.08 BY-LAWS; RESTRICTIONS ON COMPANY ACTION; ANTI-TAKEOVER MEASURES. (a) Hexcel shall cause the amendment of its by-laws to reflect the provisions of Article II of this Agreement and such other matters as the parties may reasonably agree. The form of such amended by-laws is attached hereto as Exhibit A. Those by-laws reflecting the provisions of
Article II of this Agreement shall not thereafter be amended during the term of this Agreement except with the Investor's written consent. Hexcel and the Investors shall each take or cause to be taken all lawful action necessary to ensure at all times that Hexcel's certificate of incorporation and by-laws are not at any time inconsistent with the provisions of this Agreement.

        (b) Except as required by applicable law, rule or regulation, Hexcel shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action (other than those expressly contemplated by this Agreement and other than those that affect the Investors and each Other Holder or each director at the same time in the same manner) that would (1) materially adversely discriminate against the Investors as stockholders of Hexcel or (2) restrict the right of any Investors' Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which an Investors' Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof, except with respect to (i) entering into contractual or other business relationships with the Investors or any of their Affiliates (other than in their capacity as stockholders of Hexcel), (ii) disputes with the Investors or any of their Affiliates (including disputes under this Agreement), (iii) interpretation or enforcement of this Agreement or any other agreement with the Investors or any of their Affiliates or (iv) any other matter involving an actual or potential conflict of interest due to such director's relationship with the Investors or any of their Affiliates. Notwithstanding the foregoing, Hexcel may adopt or implement any takeover defense measures applicable to the Investors or any of their Affiliates, including the institution or amendment by Hexcel or any of its Subsidiaries of any stockholders rights plan or similar plan or device, or any change of control matters (including provisions in future agreements or collaborations), provided, that such takeover defense measures shall not restrict the rights of the Investors to acquire any Voting Securities pursuant to the provisions of this Agreement.


                                ARTICLE III

                                 STANDSTILL

        SECTION 3.01 STANDSTILL. (a) Except as otherwise expressly provided in this Agreement (including Section 2.05(c), this Section 3.01, Section
3.02 or Section 3.03) or as specifically approved by a majority of the Independent Directors (so long as such approval was not obtained by the Investors in violation of this Agreement), none of the Investors or any of their Affiliates shall, directly or indirectly, (i) by purchase or otherwise, Beneficially Own, acquire, agree to acquire or offer to acquire any Voting Securities or direct or indirect rights or options to acquire Voting Securities (including any voting trust certificates representing such securities) other than the Initial Investors' Shares, Ordinary Course Broker Dealer Shares and, subject to Section 4.01(d), the Additional Shares, (ii) enter, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its Subsidiaries, or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of Hexcel or any of its Subsidiaries (except for proposals to purchase or acquire a non-material portion of the assets of Hexcel or any of its Subsidiaries that are not required to be publicly disclosed), (iii) initiate or propose any securityholder proposal without the approval of the Board granted in accordance with this Agreement or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Voting Securities or request or take any action to obtain any list of securityholders for such purposes with respect to any matter other than those upon which the Investors may vote in their sole discretion pursuant to Section 2.07 (or, as to such matters, solicit any Person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange Act), (iv) form, join or in any way participate in a Group (other than a Group consisting solely of the Investors) formed for the purpose of acquiring, holding, voting or disposing of or taking any other action with respect to Voting Securities that would be required under Section 13(d) of the Exchange Act to file a Statement on Schedule 13D with respect to such Voting Securities, (v) deposit any Voting Securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement),
(vi) seek representation on the Board (other than as provided in this Agreement), the removal of any directors from the Board or a change in the size or composition of the Board, (vii) make any request to amend or waive any provision of this Section 3.01, which request would require public disclosure under applicable law, rule or regulation, (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal, (ix) take any action challenging the validity or enforceability of the foregoing or (x) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

        (b) Nothing in this Section 3.01 shall (i) prohibit or restrict the Investors from responding to any inquiries from any shareholders of Hexcel as to the Investors' intention with respect to the voting of any Voting Securities Beneficially Owned by the Investors so long as such response is consistent with the terms of this Agreement; (ii) restrict the right of each Investors' Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her duties as a director or committee member or the manner in which an Investors' Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof; (iii) prohibit the Investors from Beneficially Owning Voting Securities issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which the Investors are permitted to Beneficially Own under this Agreement; (iv) prohibit any officer, director, employee or agent of the Investors from purchasing or otherwise acquiring Voting Securities so long as he or she is not a member of a Group that includes the Investors or is not otherwise acting on behalf of the Investors; (v) prohibit the Investors from disclosing in accordance with their obligations (if any) under the federal securities laws or other applicable law their desire (if any) that Hexcel become the subject of a Buyout Transaction; or (vi) restrict the ability of Goldman, Sachs & Co. and its Affiliates who are not Investors, solely as agent, to engage in brokerage, investment advisory, anti-raid advisory, merger advisory, financing, asset management, trading, arbitrage and other similar activities, in each case on behalf of clients, provided in the case of this clause (vi) that (A) no Person engaged in such activities shall be acting, directly or indirectly, at the direction of any other Person at Goldman, Sachs & Co. or any of its Affiliates which either is formed for the purpose of effecting principal transactions or has access to confidential information of Hexcel, and (B) appropriate protective arrangements prohibiting disclosure of confidential information are put in place between the Investors and the Persons who are engaging in such activities.

        (c) After the Standstill Period, nothing in this Section 3.01 shall prohibit or restrict the Investors from proposing, participating in, supporting or causing the consummation of a Third Party Offer or an Investor Buyout Transaction, subject to Section 3.03.

        (d) Notwithstanding anything to the contrary set forth in this
Section 3.01, if, at any time following the consummation of a bankruptcy proceeding involving Hexcel, any Person (other than Hexcel) is permitted by law or the bankruptcy court in which the proceeding is pending to propose a plan of reorganization for Hexcel, the Investors shall be permitted to propose a plan of reorganization for Hexcel; provided, that no plan of reorganization shall be proposed by the Investors prior to the expiration or termination of the exclusivity period for Hexcel's filing of a plan of reorganization, as such exclusivity period may be extended from time to time (it being understood and agreed that the Investors shall not object to any extension of Hexcel's exclusivity period and shall not initiate or otherwise support any proceeding to terminate or shorten the length of Hexcel's exclusivity period).

        SECTION 3.02 INVESTORS RIGHT TO MAINTAIN POSITION. Hexcel hereby grants to the Investors the following irrevocable option:

        If, at any time after the Closing Date for so long as the Investors shall be entitled to designate one or more Investors' Nominees for election to the Board, Hexcel shall issue for cash any additional Voting Securities (except for any issuances described in the following sentence), then Hexcel shall notify the Investors of such issuance and the price and terms thereof, and the Investors shall have the option, for a period of 45 days after receipt of such notice, to purchase from Hexcel an Amount (as defined below) of such Voting Securities for the same consideration per security and on the same terms as were applicable to such issuance by Hexcel. The foregoing option shall not apply to any issuance of Voting Securities (x) in connection with the registered public offering of up to 6,900,000 shares of Hexcel Common Stock permitted by Section 2.06(iv) of this Agreement, (y) upon conversion of any convertible securities which are either outstanding as of the date hereof or approved by the Board or a duly authorized committee of the Board after the date of this Agreement in accordance with
Section 2.06, or (z) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board. An "Amount" shall mean such number of securities that would allow the Investors to Beneficially Own the same percentage of the Total Voting Power of Hexcel as the Investors Beneficially Owned immediately prior to such issuance.

        SECTION 3.03 THIRD PARTY OFFERS; INVESTOR BUYOUT TRANSACTIONS.

        (a) In the event that Hexcel becomes the subject of (i) a Third Party Offer or (ii) an Investor Buyout Transaction that is made during the term of this Agreement and such Third Party Offer or Investor Buyout Transaction is approved by (x) a majority of the Board and (y) a majority of the Independent Directors acting solely in the interest of the Other Holders, the Investors may act at their sole discretion with respect to such Third Party Offer or Investor Buyout Transaction.

        (b) In the event that Hexcel becomes the subject of a Third Party Offer that is made prior to the third anniversary of the Closing Date and such Third Party Offer is approved by a majority of the Board but not by a majority of the Independent Directors acting solely in the interests of the Other Holders, none of the Investors nor any of their Affiliates (other than with respect to Ordinary Course Broker Dealer Shares and Additional Shares) may support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell their Voting Securities to the Person making such Third Party Offer.

        (c) In the event that Hexcel becomes the subject of a Third Party Offer or Investor Buyout Transaction that is made after the third anniversary of the Closing and such Third Party Offer or Investor Buyout Transaction is approved by a majority of the Board but not by a majority of the Independent Directors acting solely in the interests of the Other Holders, the Investors and each of their Affiliates (other than with respect to Ordinary Course Broker Dealer Shares and Additional Shares) must vote all of their Voting Securities against such Third Party Offer or Investor Buyout Transaction in proportion to the votes cast against such Third Party Offer or Investor Buyout Transaction with respect to Other Shares and may not tender or sell their Voting Securities to the Person making such Third Party Offer or Investor Buyout Transaction in a proportion greater than the tenders or sales made by the Other Holders to the Person making such Third Party Offer or Investor Buyout Transaction; it being understood that the Investors may enter into agreements to tender or sell Voting Securities to any such Person conditioned upon final determination of the number of Voting Securities permitted to be so tendered or sold under this Section 3.03 and Section 3.01.


                                 ARTICLE IV

                           TRANSFER RESTRICTIONS

        SECTION 4.01 RESTRICTIONS. (a) Other than sales, transfers, or other dispositions to the Investors and other than sales, transfers or other dispositions of the Additional Shares by the Persons holding such Additional Shares, none of the Investors or their Affiliates, directly or indirectly, may sell, transfer or otherwise dispose of Beneficial Ownership of Voting Securities for a period of one year after the Closing Date. During the period commencing one year from the Closing Date, the Investors, directly or indirectly, may sell, transfer or otherwise dispose of Beneficial Ownership of Voting Securities (i) to another Investor (provided that such Investor is a signatory to this Agreement or has executed, at the time of such sale, transfer or other disposition, a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors signatory hereto), (ii) in accordance with Rule 144 under the Securities Act (including the volume and manner-of-sale limitations of Rule 144 regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act,
(iii) in a registered public offering or a non-registered offering subject to an applicable exemption from the registration requirements of the Securities Act in a manner calculated to achieve a Broad Distribution, (iv) in a Third Party Offer if and to the extent permitted under Section 3.03 or
(v) which are Additional Shares.

        (b) If, during the Hexcel Option Period, any of the Investors proposes to sell, transfer or otherwise dispose of Beneficial Ownership of any Voting Securities in accordance with this Section 4.01 (other than transfers (i) to another Investor, (ii) in accordance with Rule 144 under the Securities Act (including the volume and manner-of-sale limitations of Rule 144 regardless of whether such limitations are applicable), (iii) in a manner calculated to achieve a Broad Distribution or in a Third Party Offer if and to the extent otherwise permitted pursuant to the provisions of this Agreement or (iv) of Additional Shares), the applicable Investor shall notify Hexcel of such proposed transfer and the price thereof, and Hexcel shall have the option for a period of 90 days after receipt of such notice, to purchase or cause its designee to purchase from such party all of such Voting Securities. If Hexcel or its designee does not exercise its option prior to the expiration of such 90 day period or if the offer does not result in a purchase by Hexcel or its designee, then the applicable Investor shall have 90 days from the earlier of receipt of a notice from Hexcel, on behalf of itself and any designee, stating its intention not to exercise its option pursuant to this Section 4.01, or the expiration of the 90 days from the receipt by Hexcel of the original notice, to consummate the proposed transaction with any other Person solely at a price that is no less than the price as stated in its notice to Hexcel pursuant to this
Section 4.01, subject to the terms of this Agreement. Upon any downward change in the price per security of the proposed transfer subsequent to the receipt by Hexcel of the original notice, the applicable Investor shall notify Hexcel of such change and Hexcel shall have the option for a period of 90 days after receipt of such notice, to purchase or cause its designee to purchase from such Investor such Voting Securities for the same consideration per security and on the same terms as are stated in such notice. The closing of any purchase of Voting Securities by Hexcel or its designee pursuant to this Section 4.01(b) shall take place as soon as practicable following the delivery by Hexcel of written notice to the applicable Investor of its intent to exercise the option pursuant to this
Section 4.01(b) or, if later, the expiration of any prohibition referred to in the proviso to the first sentence of this Section 4.01(b), or at such other time and place as the parties to the transaction may agree. At such closing, the applicable Investor shall deliver certificates representing the Voting Securities to be transferred, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and such Voting Securities shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to applicable federal and state securities laws) and the applicable Investor shall so represent and warrant that it is the record and beneficial owner of such Voting Securities.

        (c) If Hexcel or its designee does not exercise its option in accordance with this Section 4.01 or if the offer does not result in a purchase by Hexcel or its designee, or if any of the Investors proposes to sell, transfer or otherwise dispose of Beneficial Ownership of any Voting Securities after the Hexcel Option Period (other than transfers to another Investor), then, prior to any such transfer, the applicable Investor shall cause any proposed transferee of Beneficial Ownership of Voting Securities, that together with their Affiliates, to their knowledge after due inquiry, would Beneficially Own more than 5% of the then outstanding Voting Securities upon consummation of the proposed transfer, to agree in writing with Hexcel, for a period of three years from the consummation of the proposed transfer, to be bound by provisions substantially equivalent to, or more favorable to Hexcel than, those contained in (i) Section 2.07(b), and (ii) Section 3.01(a) of this Agreement, to the same extent that the Investors would be bound if they Beneficially Owned the Voting Securities Beneficially Owned by such transferee.

        (d) Notwithstanding anything to the contrary in this Agreement, none of the Investors or their Affiliates may, directly or indirectly, acquire, sell, transfer or otherwise dispose of Beneficial Ownership of Voting Securities if such acquisition, sale, transfer or other disposition would result in a default or acceleration of amounts outstanding under the Debt Instruments, unless prior to the consummation of such acquisition, sale, transfer or other disposition, any required consents under the Debt Instruments to effect such acquisition, sale, transfer or disposition shall have been obtained.

        SECTION 4.02 LEGENDS. (a) Except as set forth in paragraph (b) below, during the term of this Agreement all certificates representing Voting Securities Beneficially Owned by the Investors shall bear an appropriate restrictive legend indicating that such Voting Securities are subject to restrictions pursuant to this Agreement and that such Voting Securities were not issued pursuant to a public offering registered pursuant to the Securities Act.

        (b) Upon any transfer or proposed transfer of Beneficial Ownership by the Investors of any Voting Securities to any Person other than the Investors that is permitted pursuant to this Agreement, Hexcel shall, upon receipt of timely notice and such certificates, opinions and other documentation as shall be reasonably requested by Hexcel, cause certificates representing such transferred Voting Securities to be issued not later than the time needed to effect such transfer (x) without any restrictive legend if upon consummation of such transfer such Voting Securities are no longer "restricted securities" as defined in Rule 144 under the Securities Act or (y) without any reference to this Agreement (except with respect to the limitations contained in Section 4.01(c), if applicable).

        SECTION 4.03 EFFECT. Any purported transfer of Voting Securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect.

        SECTION 4.04 CONTROL OF THE INVESTORS. Each of the Investors (other than the Investor identified in clause (v) of the definition of the term "Investors") represents and warrants to Hexcel, for so long as each such Investor holds Voting Securities pursuant to this Agreement, that it is Controlled, directly or indirectly, by The Goldman Sachs Group, Inc., and covenants that during the term of this Agreement, such Investor shall not, without the prior written consent of Hexcel, take or permit any action which would result in the direct or indirect transfer of Control of such Investor from The Goldman Sachs Group, Inc. to any other Person. On the date hereof, the Limited Partnerships own all of the membership interests of LXH and LXH II.


                                 ARTICLE V

                                TERMINATION

        SECTION 5.01 TERM. (a) This Agreement shall automatically terminate upon the earlier of:

               (i) the tenth anniversary of the Closing Date; or

               (ii) the occurrence of any event in accordance with this Agreement which causes the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors to be either (x) less than 10% or (y) 90% or more.

        (b) If any party to this Agreement is in breach of or violates any material obligation under this Agreement and fails to cure such breach or violation within 60 days after delivery of written notice from the other party specifying such breach or violation and requesting its cure, such other party may terminate its obligations under this Agreement by written notice to the other parties hereto.


                                 ARTICLE VI

                               MISCELLANEOUS

        SECTION 6.01 NOTICES. All notices, requests and other communications hereunder shall be in writing (including fax) and shall be sent, delivered or mailed, addressed, or faxed:

        (a)    if to Hexcel, to:

               Hexcel Corporation
               2 Stamford Plaza
               281 Tresser Boulevard
               Stamford, Connecticut  06901
               (T) (203) 969-0666
               (F) (203) 358-3972

               Attention: Ira J. Krakower, Esq.

               with a copy to:

               Joseph A. Coco, Esq.
               Skadden, Arps, Slate, Meagher & Flom LLP
               4 Times Square
               New York, New York 10036
               (T) (212) 735-3000
               (F) (212) 735-2000

        (b)    if to the Investors, to:

               c/o Goldman Sachs Capital Partners 2000, L.P.
               85 Broad Street
               New York, New York 10004
               (T) (212) 902-1000
               (F) (212) 357-5505

               Attention: Mr. Sanjeev Mehra

               with a copy to:

               Robert C. Schwenkel, Esq.
               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10004
               (T) (212) 859-8000
               (F) (212) 859-4000


Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by fax, receipt confirmed. Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 6.01 (or in accordance with the latest unrevoked written direction from such party) and (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 6.01 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

        SECTION 6.02 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        SECTION 6.03 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        SECTION 6.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

        SECTION 6.05 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Agreement, dated as of October 11, 2000, among Hexcel, LXH and LXH II, and the Registration Rights Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and, solely with respect to the proviso in Section 2.07(b), the Indemnified Individuals, any rights or remedies hereunder.

        SECTION 6.06 FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

        SECTION 6.07 GOVERNING LAW; EQUITABLE REMEDIES. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 6.08 CONSENT TO JURISDICTION. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 6.01 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 6.09 AMENDMENTS; WAIVERS. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by Hexcel shall be effective without the approval of a majority of the Independent Directors. Notwithstanding any provision herein to the contrary, if a majority of the Independent Directors determine in good faith to do so, such Independent Directors may seek to enforce, in the name and on behalf of Hexcel, the terms of this Agreement against the Investors.

        (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 6.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

GS CAPITAL PARTNERS 2000 L.P.


By: /s/    John Bowman
   -------------------------
    Name:  John E. Bowman
    Title: Vice President

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.


By: /s/    John Bowman
   -------------------------
    Name:  John E. Bowman
    Title: Vice President

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.


By: /s/    John Bowman
   -------------------------
    Name:  John E. Bowman
    Title: Vice President

GS CAPITAL PARTNERS 2000 GMBH & CO.
BETEILIGUNGS KG


By: /s/    John Bowman
    -------------------------
    Name:  John E. Bowman
    Title: Managing Director

STONE STREET FUND 2000, L.P.


By: /s/    John Bowman
   -------------------------
    Name:  John E. Bowman
    Title: Vice President

LXH, L.L.C.

By:  GS Capital Partners 2000, L.P.,
      its managing member

By:  GS Advisors 2000, L.L.C.,
      its general partner

By: /s/    John Bowman
   -------------------------
    Name:  John E. Bowman
    Title: Vice President

LXH II, L.L.C.





By:  GS Capital Partners 2000 Offshore, L.P.,
      its managing member

By:  GS Advisors 2000, L.L.C.,
      its general partner


By: /s/    John Bowman
   -------------------------
    Name:  John E. Bowman
    Title: Vice President

HEXCEL CORPORATION


By: /s/    Ira Krakower
   -------------------------
    Name:  Ira J. Krakower
    Title: Senior Vice President